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Exhibit 32.1

PAR TECHNOLOGY CORPORATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PAR Technology Corporation (the "Company") on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Paul B. Domorski and Ronald J. Casciano, Chairman of the Board, President & Chief Executive Officer and Sr. Vice President, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Paul B. Domorski
Paul B. Domorski
Chairman of the Board, President & Chief Executive Officer
November 13, 2012

/s/Ronald J. Casciano
Ronald J. Casciano
Sr. Vice President, Chief Financial Officer and Treasurer,
November 13, 2012

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